EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-233277 on Form S-6 of our report dated September 10, 2019, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 35, comprising Second Machine Age, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

September 10, 2019